EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the registration statement on Form S-8 of Acceptance Insurance Companies Inc. relating to the Acceptance Insurance Companies Inc. Employee Stock Ownership and Tax Deferred Savings Plan of our report dated June 5,1998, appearing in this Annual Report on Form 11-K of the Acceptance Insurance Companies Inc. Employee Stock Ownership and Tax Deferred Savings Plan for the year ended December 31,1997.

Tighe, Massman & Nelson, P.C.
Certified Public Accountants

Omaha, Nebraska
June 5,1998